Exhibit 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY TO WEBCAST
SECOND QUARTER FISCAL 2007 EARNINGS
CONFERENCE CALL ON JULY 24, 2007

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

Calabasas Hills, CA — July 17, 2007 — The Cheesecake Factory Incorporated (Nasdaq: CAKE) today announced it will release second quarter fiscal 2007 financial results after the market close on Tuesday, July 24, 2007.  The Company will hold a conference call the same day, hosted by David Overton, Chairman and CEO, and Michael Dixon, Senior Vice President and CFO, at 2:00 p.m. Pacific Time, which will be broadcast live over the Internet.

To listen to the conference call, please go to the Company’s website at thecheesecakefactory.com at least 15 minutes prior to the call to register and download any necessary audio software.  Click on the “Investors” link on the home page, and select the link for the “Q2 2007 The Cheesecake Factory Earnings Conference Call” at the top of the page.  An archive of the webcast will be available shortly after the call and continue through August 23, 2007.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated operates 125 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $17.50.  The Company also operates two bakery production facilities that produce over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates nine upscale, casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.  For more information about The Cheesecake Factory Incorporated, please visit thecheesecakefactory.com.

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The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100